UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 19, 2009
LogMeIn, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34391	20-1515952

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

500 Unicorn Park Drive Woburn, Massachusetts	01801

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781)-638-9050
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
          On November 19, 2009, LogMeIn, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with
J. P. Morgan Securities Inc. and Barclays Capital Inc., as representatives of the several underwriters, and certain selling stockholders named therein (the “Selling Stockholders”). Pursuant to the terms of the Underwriting Agreement, the Company agreed to sell 99,778 shares of its common stock, par value $0.01 per share (the “Common Stock”), and the Selling Stockholders agreed to sell 3,025,222 shares of Common Stock, at a per share price to the public of $18.50. Certain Selling Stockholders also granted the underwriters an option to purchase 468,750 additional shares of Common Stock to cover over-allotments. The Company will not receive any proceeds from the sale of shares by the Selling Stockholders, other than proceeds received by the Company in connection with the exercise of options to purchase shares of Common Stock by certain Selling Stockholders in connection with the offering.
          A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
1.1	Underwriting Agreement, dated November 19, 2009, by and among the Company, J. P. Morgan Securities Inc. and Barclays Capital Inc., as representatives of the several underwriters, and the Selling Stockholders.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC
Date: November 23, 2009	By:	/s/ Michael K. Simon
Michael K. Simon
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 19, 2009, by and among the Company, J. P. Morgan Securities Inc. and Barclays Capital Inc., as representative for the several underwriters, and the Selling Stockholders.